July 31, 1997


Mr. Larry Kopald
THINK New Ideas, Inc.
8000 Sunset Boulevard, Penthouse East
Los Angeles, California 90046

         Re:      Employment
                  ----------

Dear Mr. Kopald:

         This is to confirm the agreement reached as of May 31, 1997 between you and THINK New Ideas, Inc. (the "Company") relating to your employment with the Company as of such date. The material terms of your agreement with the Company, to be embodied in a written employment agreement, to be executed no later than August 31, 1997, and substantially in the form attached hereto, are as follows:

         1.       TERM:  Two years

         2.       TITLE:  Chief Creative Officer; President of The Mednick Group

         3.       COMPENSATION:  Year 1: $300,000; Year 2: $350,000.

         4.       ORACLE  ACCOUNT BONUS:  Year 1: up to $150,000;  Year 2: up to
                  $100,000   (based  upon  Oracle   entering   one-to-two   year
                  advertising services agreement).

         5. PROFITABILITY BONUS: Year one: Ten percent (10%) of profits on billings on the Oracle Account in excess of $16 million dollars; Year 2: Ten percent (10%) of profits on billings on the Oracle Account in excess of $20 million dollars.

         6. OPTIONS: 250,000 shares of common stock at an exercise price of $3.69 per share exercisable in equal increments over four years, subject to acceleration in year one and year two based on the Company's gross billings of $20 million in year one and $30 million in year two and a realized profit margin, before taxes, of eight percent (8%) in year one and fifteen percent (15%) in year two.

Mr. Larry Kopald
August 1, 1997
Page 2




If the foregoing reflects your understanding of the agreement we have reached, please counter-execute below where indicated to confirm such understanding.


                                  Very truly yours,


                                  /s/ Scott A. Mednick
                                  ---------------------------
                                  Scott A. Mednick
                                  Chief Executive Officer




                                  Agreed    to   and
                                  Accepted this 1st day of August, 1997:

                                  /s/ Larry Kopald
                                  -------------------------
                                  Larry Kopald

Enclosure

cc: Victoria A. Baylin, Esq.